Exhibit 99.(H).(4).(AA).(1)

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AMENDMENT TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

(Tailored Shareholder Reports)

This Amendment is an amendment to the Sub-Administration and Accounting Services Agreement (the “Agreement”) among The Bank of New York Mellon (“BNY Mellon”), Virtus Fund Services, LLC (“Company”), and the respective investment companies set forth on Exhibit A of the Agreement (each a “Fund”) dated as of January 1, 2010, as amended on February 24, 2014, December 10, 2015, July 27, 2016, April_, 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 19, 2021, July 30, 2021, February 12, 2022, April 8, 2022, September 15, 2022 and May 19, 2023.

The date of this Amendment is May 31, 2024.

Intending to be legally bound, the parties to the Agreement hereby agree as follows:

1.	Any description of services currently set forth in the Agreement relating to BNY Mellon’s preparation of annual and semi-annual shareholder reports is hereby deleted from the Agreement, the typesetting services that are currently applicable to BNY Mellon’s preparation of annual and semi-annual shareholder reports will no longer be applicable to BNY Mellon’s preparation of annual and semi-annual shareholder reports, and the following terms regarding BNY Mellon’s preparation of annual and semi-annual shareholder reports are hereby added to the Agreement:
a.	BNY Mellon will prepare a fund’s respective class level annual and semi-annual shareholder reports with respect to a fund registered on Form N-1A for shareholder delivery, inclusion in Form N-CSR and webhosting.
▪	The foregoing preparation of annual and semi-annual shareholder reports requires typesetting services, and the following terms apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned annual and semi-annual shareholder reports:
•	BNY Mellon will create financial compositions for the applicable financial report and related EDGAR files.
•	BNY Mellon will maintain country codes, industry class codes, security class codes, and state codes.
•	BNY Mellon will create components that will specify the proper grouping and sorting for display of portfolio information.
•	BNY Mellon will create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).
•	BNY Mellon will process, convert, and load security and general ledger data.
•	BNY Mellon will perform document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and Company, BNY Mellon will use the same layout for production data for every successive reporting period).
•	BNY Mellon will generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:
o	identifying information at the beginning of the shareholder report;
o	class expense example;
o	Management Discussion of Fund Performance (semi-annual shareholder report at Company’s option);

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o	key fund statistics including total advisory fees paid by the fund, portfolio turnover rate, net assets, and number of holdings;
o	graphical representation of holdings;
o	material fund changes (if applicable) (semi-annual shareholder report at Company’s option);
o	changes in and disagreements with accountants in summary form (if applicable);
o	statement regarding the availability of certain additional information; and
o	additional fund information agreed in writing by BNY Mellon.
•	Unless mutually agreed in writing between BNY Mellon and Company, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of Company and upon the mutual written agreement of the parties as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.
b.	BNY Mellon will prepare a fund’s annual and semi-annual shareholder reports with respect to a fund not registered on Form N-1A for shareholder delivery and inclusion in Form N-CSR.
▪	The foregoing preparation of annual and semi-annual shareholder reports requires typesetting services, and the following terms apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned annual and semi-annual shareholder reports:
•	BNY Mellon will create financial compositions for the applicable financial report and related EDGAR files.
•	BNY Mellon will maintain country codes, industry class codes, security class codes, and state codes.
•	BNY Mellon will map individual general ledger accounts into master accounts to be displayed in the applicable financial reports.
•	BNY Mellon will create components that will specify the proper grouping and sorting for display of portfolio information.
•	BNY Mellon will create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).
•	BNY Mellon will process, convert, and load security and general ledger data.
•	BNY Mellon will include data in financial reports provided from external parties to BNY Mellon which includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, notes to financials, report of independent auditors, fund management listing, service providers listing, and fund spectrums.
•	BNY Mellon will perform document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and Company, BNY Mellon will use the same layout for production data for every successive reporting period).
•	BNY Mellon will generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:
o	front/back cover;
o	table of contents;
o	shareholder letter;
o	Management Discussion and Analysis commentary;
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o	sector weighting graphs/tables;
o	disclosure of fund expenses;
o	schedules of investments;
o	statement of net assets;
o	statements of assets and liabilities;
o	statements of operation;
o	statements of changes;
o	statements of cash flows;
o	financial highlights;
o	notes to financial statements;
o	report of independent registered public accounting firm;
o	tax information; and
o	additional fund information agreed in writing by BNY Mellon.
•	Unless mutually agreed in writing between BNY Mellon and Company, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of Company and upon the mutual written agreement of the parties as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.
2.	With respect to each fund for which BNY Mellon prepares a Form N-CSR BNY Mellon will continue to prepare such fund’s schedule of investments, financial statements, financial highlights, and other detailed information for inclusion in the Form N-CSR. The foregoing preparation of a schedule of investments, financial statements, financial highlights, and other detailed information requires typesetting services, and the typesetting services terms set forth in section 1(b) above apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned schedule of investments, financial statements, financial highlights, and other detailed information.
3.	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing will be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, will constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

Each party hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature,

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affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Agreed:

Virtus Fund Services, LLC		The Bank of New York Mellon

By:	/s/ W. Patrick Bradley	By:	/s/ Danielle Adamson
Name:	W. Patrick Bradley	Name:	Danielle Adamson
Title:	Executive Vice President	Title:	Director

Virtus Alternative Solutions Trust

Virtus Asset Trust

Virtus Equity Trust

Virtus Event Opportunities Trust

Virtus Investment Trust

Virtus Opportunities Trust

Virtus Retirement Trust

Virtus Strategy Trust

Virtus Variable Insurance Trust

The Merger Fund

The Merger Fund VL

ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.

ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD.

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	EVP, CFO & Treasurer
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